Exhibit 99

              Wright Medical Group, Inc. Reports Results
                for Second Quarter Ended June 30, 2005

    ARLINGTON, Tenn.--(BUSINESS WIRE)--July 28, 2005--

    Company Continues Trend of Record Net Sales as Earnings Exceed
                             Expectations

    Wright Medical Group, Inc. (NASDAQ:WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its second quarter ended June 30, 2005.
    Net sales totaled $82.8 million during the second quarter of 2005, representing a 9% increase over net sales of $75.6 million during the second quarter of 2004. Second quarter net sales achieved a record level for any quarter in the Company's history and represents Wright's third sequential quarter of all time record quarterly sales performance. Excluding the impact of foreign currency, net sales increased 8% during the second quarter. Net income for the second quarter of 2005 totaled $7.8 million or $.22 per diluted share, an increase of 16% compared to net income of $6.7 million or $.19 per diluted share during the second quarter of 2004.
    For the first six months of 2005, the Company's net sales totaled $165.4 million, representing a 10% increase over net sales of $150.5 million for the first half of 2004. Excluding the impact of foreign currency, net sales increased 8% during the first half of 2005. Net income for the first six months of 2005 totaled $15.0 million, or $.43 per diluted share, a 13% increase per share, from net income of $13.3 million for the first six months of 2004, or $.38 per diluted share.
    Laurence Y. Fairey, President and Chief Executive Officer commented, "We are very pleased with our second quarter earnings performance, which exceeded the upper end of our communicated outlook range, and also with the excellent sales performances of both our orthopaedic reconstructive joint and extremities businesses, particularly within the U.S. market. During the second quarter, our reconstructive joint sales growth continued at rates that place us among the leaders in our industry. Reconstructive joint sales grew 11% worldwide and 19% domestically during Q2, driven once again by the exceptional performance of our domestic hip business, which grew 27% during the quarter, and the continued solid performance of our domestic knee offerings."
    Mr. Fairey continued, "Consistent with our previous communications, we continue to anticipate that Wright's top- and bottom-line growth will accelerate during the second half of 2005 to levels beyond those posted thus far this year. In addition to the continuing strength of our reconstructive joint businesses, we are gaining momentum in our extremities and biologics businesses with our new CHARLOTTE(TM) Foot and Ankle System and our GRAFTJACKET(R) regenerative tissue matrix products. As a result, we eagerly look forward to the second half of 2005 and beyond."

    Sales Review

    Globally, the Company experienced growth across all of its major product lines during the second quarter of 2005, with the Company's hip and extremity product lines again posting double-digit growth rates. Specifically, global net sales of the Company's hip, extremity, knee and biologics product lines increased by 13%, 13%, 9% and 1%, respectively, during the second quarter of 2005 when compared to the second quarter of 2004.
    Domestic sales totaled $50.1 million during the second quarter of 2005 and $99.9 million during the first half of 2005, representing increases of 12% in both periods. Second quarter domestic sales of the Company's hip, extremity, and knee product lines reflected growth of 27%, 14%, and 11%, respectively. Second quarter domestic sales of the Company's biologics product line decreased by 2% compared to 2004.
    International sales totaled $32.7 million during the second quarter, an increase of 6% compared to the second quarter of 2004. For the first half of 2005, international sales reached $65.5 million, an increase of 7% compared to the first half of 2004. The Company's international sales results included favorable foreign currency impacts totaling approximately $1.1 million and $2.3 million during the second quarter and the first half of 2005, respectively. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.

    Outlook

    The Company has revised its previously-communicated full year 2005 sales outlook to a target range of $331 million to $335 million, representing a sales growth objective of approximately 11% to 13%, and has revised its previously-communicated full year earnings per share outlook to a target range of $0.85 to $0.88 per diluted share, representing annual growth of approximately 13% to 17% compared to 2004 net income, as adjusted, per diluted share.
    The Company's anticipated targets for the third quarter of 2005 for net sales are in the range of $77.5 million to $79.5 million, representing sales growth objectives between approximately 12% and 15% for the quarter, with earnings per share results ranging from $0.16 to $0.18 per diluted share, for a diluted earnings per share growth outlook of 14% to 29%, as adjusted, for the quarter. These targets for the third quarter and full year of 2005 exclude the effect of possible future acquisitions or other material future business developments.
    A reconciliation of 2004 net income, as adjusted, per diluted share is available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The Company's anticipated targets for net sales and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-289-0493 (domestic) or 913-981-5510
(international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central
Time) on August 4, 2005. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 2924878. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, gross profit, as adjusted, operating income, as adjusted, net income, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2004 under the heading, "Factors Affecting Future Operating Results," and in its quarterly reports), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.



                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                                   Three Months        Six Months
                                       Ended              Ended
                                 ----------------- -------------------
                                 June 30, June 30, June 30,  June 30,
                                   2005     2004     2005      2004
                                 -------- -------- --------- ---------

Net sales                        $82,789  $75,616  $165,390  $150,533
Cost of sales                     24,358   21,383    47,135    41,769
                                 -------- -------- --------- ---------
     Gross profit                 58,431   54,233   118,255   108,764

Operating expenses:
  Selling, general and
   administrative                 39,183   37,714    80,851    74,848
  Research and development         5,699    4,524    10,596     9,506
  Amortization of intangible
   assets                          1,040      928     2,099     1,870
  Stock-based expense (1)            119      465       331       889
                                 -------- -------- --------- ---------
     Total operating expenses     46,041   43,631    93,877    87,113
                                 -------- -------- --------- ---------

     Operating income             12,390   10,602    24,378    21,651
Interest (income) expense, net       (10)     301        80       585
Other (income) expense, net          (11)     (52)      163       (14)
                                 -------- -------- --------- ---------
     Income before income taxes   12,411   10,353    24,135    21,080
Provision for income taxes         4,644    3,665     9,099     7,778
                                 -------- -------- --------- ---------
     Net income                  $ 7,767  $ 6,688  $ 15,036  $ 13,302
                                 ======== ======== ========= =========

Net income per share, basic      $  0.23  $  0.20  $   0.44  $   0.40
                                 ======== ======== ========= =========
Net income per share, diluted    $  0.22  $  0.19  $   0.43  $   0.38
                                  =======  ======= ========= =========
Weighted-average number of
 common shares outstanding,
 basic                            33,911   33,347    33,893    33,212
                                 ======== ======== ========= =========
Weighted-average number of
 common shares outstanding,
 diluted                          35,228   35,493    35,209    35,388
                                 ======== ======== ========= =========

(1) Amounts presented as stock-based expense consist of; cost of sales totaling $0 and $24 for the three months ended June 30, 2005 and 2004, respectively, and $11 and $51 for the six months ended June 30, 2005 and 2004, respectively; selling, general and administrative expenses of $114 and $416 for the three months ended June 30, 2005 and 2004, respectively, and $315 and $787 for the six months ended June 30, 2005 and 2004, respectively; and research and development expenses of $5 and $25 for the three months ended June 30, 2005 and 2004, respectively, and $5 and $51 for the six months ended June 30, 2005 and 2004, respectively.


                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                   (dollars in thousands--unaudited)

                                              Three Months Ended
                                         -----------------------------
                                         June 30,  June 30,      %
                                           2005      2004      change
                                         --------- --------- ---------
Geographic
----------
Domestic                                 $ 50,109  $ 44,751      12.0%
International                              32,680    30,865       5.9%
                                         --------- --------- ---------
Total net sales                          $ 82,789  $ 75,616       9.5%
                                         ========= ========= =========

Product Line
------------
Hip products                             $ 28,567  $ 25,266      13.1%
Knee products                              24,534    22,475       9.2%
Biologics products                         16,105    15,980       0.8%
Extremity products                         10,206     9,059      12.7%
Other                                       3,377     2,836      19.1%
                                         --------- --------- ---------
Total net sales                          $ 82,789  $ 75,616       9.5%
                                         ========= ========= =========


                                               Six Months Ended
                                         -----------------------------
                                         June 30,  June 30,      %
                                           2005      2004      change
                                         --------- --------- ---------
Geographic
----------
Domestic                                 $ 99,871  $ 89,128      12.1%
International                              65,519    61,405       6.7%
                                         --------- --------- ---------
Total net sales                          $165,390  $150,533       9.9%
                                         ========= ========= =========

Product Line
------------
Hip products                             $ 57,737  $ 50,127      15.2%
Knee products                              49,340    45,214       9.1%
Biologics products                         31,518    30,700       2.7%
Extremity products                         20,053    18,313       9.5%
Other                                       6,742     6,179       9.1%
                                         --------- --------- ---------
Total net sales                          $165,390  $150,533       9.9%
                                         ========= ========= =========


                      Wright Medical Group, Inc.
               Reconciliation of Net Sales to Net Sales
               Excluding the Impact of Foreign Currency
                   (dollars in thousands--unaudited)

                                           Three Months   Six Months
                                               Ended         Ended
                                           June 30, 2005 June 30, 2005
                                           ------------- -------------
Net sales, as reported                     $     82,789  $    165,390
Less: Currency impact as compared to
 respective prior period                         (1,054)       (2,275)
                                           ------------- -------------
Net sales, excluding the impact
of foreign currency                        $     81,735  $    163,115
                                           ============= =============


                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)

                                             June 30,    December 31,
                                               2005           2004
                                           ------------  -------------

Assets
Current assets:
  Cash and cash equivalents                $    65,084   $     83,470
  Marketable securities                         18,375              -
  Accounts receivable, net                      63,515         61,662
  Inventories                                   77,485         76,269
  Prepaid expenses and other current
   assets                                       31,868         33,621
                                           ------------  -------------
     Total current assets                      256,327        255,022
                                           ------------  -------------

Property, plant and equipment, net              72,823         70,207
Intangible assets, net                          21,958         25,985
Other assets                                    10,754          9,944
                                           ------------  -------------
   Total assets                            $   361,862   $    361,158
                                           ============  =============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                         $    14,202   $     13,969
  Accrued expenses and other current
   liabilities                                  41,456         45,256
  Current portion of long-term obligations       6,119          6,331
                                           ------------  -------------
     Total current liabilities                  61,777         65,556
                                           ------------  -------------
Long-term obligations                            2,825          5,952
Other liabilities                               12,796         13,581
                                           ------------  -------------
   Total liabilities                            77,398         85,089
                                           ------------  -------------

Stockholders' equity                           284,464        276,069
                                           ------------  -------------
   Total liabilities and stockholders'
    equity                                 $   361,862   $    361,158
                                           ============  =============

    CONTACT: Wright Medical Group, Inc., Arlington
             John K. Bakewell, 901-867-4527